EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-159097) pertaining to the Southside Bancshares, Inc. 2009 Incentive Plan,
(2) Registration Statement (Form S-3D No. 333-195861) pertaining to the Southside Bancshares, Inc. Dividend Reinvestment Plan,
(3) Registration Statement (Form S-8 No. 333-199439) pertaining to the Savings Plan for the Subsidiaries of Southside Bancshares, Inc.,
(4) Registration Statement (Form S-3 No. 333-213580) pertaining to an automatic shelf registration statement of Southside Bancshares, Inc., and
(5) Registration Statement (Form S-8 No. 333-219409) pertaining to the Southside Bancshares, Inc. 2017 Incentive Plan
of our reports dated February 28, 2019, with respect to the consolidated financial statements of Southside Bancshares, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Southside Bancshares, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Southside Bancshares, Inc. and Subsidiaries for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Dallas, Texas
February 28, 2019